SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of Earliest
                        Event Reported): August 20, 1996

                         Commission file number 0-20309

                          TAPISTRON INTERNATIONAL, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

           GEORGIA                                    58-1684918
           -------                                    ----------
(State or other jurisdiction of              (IRS Employer Identification No.)
 incorporation or  organization)

                              6203 Alabama Highway
                                 P.O. Box 1067
                               Ringgold, Georgia
                                  ------------
                    (Address of principal executive offices)

                                  30736-1067
                                  ----------
                                  (Zip Code)

                                 (706) 965-9300
                                 --------------
              (Registrant's telephone number, including area code)





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Item 5. Other Events.
- ------  -------------

De-Listing of Warrants:
- -----------------------
The Company consented to the de-listing of its warrants from the Nasdaq Stock Market effective as of August 20, 1996. Tapistron consented to Nasdaq's de-listing of its warrants due to the lack of any significant trading activity in the warrants and because there are no market makers for the warrants as required by Nasdaq Rules.


De-Listing of Stock
- -------------------
Nasdaq deleted the Company from the Nasdaq Stock Market effective August 29, 1996, as a result of the Company's non-compliance with the quantitative maintenance criteria for continued listing on the Nasdaq Stock Market. The Company does not intend to contest Nasdaq's decision to delete its stock from the Nasdaq Stock Market at this time, but may re-apply for listing on Nasdaq in the future. The Company's stock will continue to be traded as a bulletin board stock.


Lanier Davenport's Resignation as Chairman
- ------------------------------------------
On August 20, 1996, Lanier M. Davenport, Sr. resigned from his position as Chairman of the Company's Board of Directors. Mr. Davenport decided to voluntarily resign from his position as Chairman of the Board to allow Landav, Inc., a company of which Mr. Davenport is a majority shareholder, CEO and Chairman, to more effectively assist the Company in its efforts to raise capital and devise a plan of reorganization in the Company's pending Chapter 11 reorganization proceedings.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     Tapistron International, Inc.
                                     -----------------------------
                                     (Registrant)



Date:  9/4/96                        /s/ J. Darwin Poe
     --------------------------      -----------------------------------
                                     J. Darwin Poe
                                     (Signing on behalf of the registrant
                                     as President and Chief Financial Officer)